UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 13, 2005

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


       Maryland                   001-09279                      13-3147497
       --------------------------------------------------------------------
       (State or other       (Commission file No.)            (IRS Employer
        jurisdiction of                                           I.D. No.)
         incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York     11021
       --------------------------------------------------------------------
       (Address of principal executive offices)                  (Zip code)

        Registrant's telephone number, including area code     516-466-3100
                                                               ------------
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ---    Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

         ---    Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         ---    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ---    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.        Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

On December 13, 2005, the Board of Directors of One Liberty Properties, Inc. elected Eugene I. Zuriff to serve as member of its Board of Directors. Mr. Zuriff will serve until One Liberty's 2006 annual meeting of stockholders or until his successor is elected and shall qualify. Mr. Zuriff was appointed to serve on the Compensation Committee and Nominating and Corporate Governance Committee.

Since May, 2004, Mr. Zuriff, 66 years old, has served as the President of The Smith & Wollensky Restaurant Group, Inc., a public company which develops, owns and operates a diversified portfolio of white table cloth restaurants in the United States. Mr. Zuriff has served on the Board of Directors of The Smith & Wollensky Restaurant Group, Inc. since 1997 and was a consultant to The Smith & Wollensky Restaurant Group, Inc. from February 1997 to May 2004. Mr. Zuriff has served on the Board of Directors of Doral Federal Savings Bank since 2001, and became Chairman of its Audit Committee in 2003. Mr. Zuriff also serves as a National Director of the "I Have A Dream Foundation." From 1988 to 1997, Mr. Zuriff was the New York representative of the Multi-Commercial Bank in Geneva, Switzerland.

There are no arrangements or understandings between Mr. Zuriff and the Registrant, its subsidiaries or any other person pursuant to which Mr. Zuriff was selected as a Director of the Registrant. There is no information required to be disclosed with respect to Mr. Zuriff pursuant to Item 404(a) of Regulation S-K.

The Registrant issued a press release announcing the appointment of Mr. Zuriff to its Board of Directors on December 14, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.  Not applicable.

         (b)      Pro Forma Financial Information. Not applicable.

         (c)      Exhibits.

                  99.1  Press Release dated December 14, 2005.



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                ONE LIBERTY PROPERTIES, INC.



Date:     December 14, 2005                     By:  /s/ Simeon Brinberg
                                                Simeon Brinberg
                                                Senior Vice President

                                                            EXHIBIT 99.1


                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD, SUITE 303
                              GREAT NECK, NY 11021
                           Telephone No.: 516-466-3100
                           Facsimile No.: 516-466-3132
                          www.onelibertyproperties.com


              ONE LIBERTY PROPERTIES, INC. ANNOUNCES APPOINTMENT OF
                     EUGENE I. ZURIFF TO BOARD OF DIRECTORS

Great Neck, New York - December 14, 2005- One Liberty  Properties,  Inc.  (NYSE:
OLP) today announced that Eugene I. Zuriff was elected to its Board of Directors. Mr. Zuriff will serve as a director until the 2006 annual meeting of stockholders, and it is expected that he will be proposed for election to a full three-year term at the 2006 annual meeting of stockholders.

Since May, 2004, Mr. Zuriff has served as the President of The Smith & Wollensky Restaurant Group, Inc., a public company which develops, owns and operates a diversified portfolio of white table cloth restaurants in the United States. Mr. Zuriff has served on the Board of Directors of The Smith & Wollensky Restaurant Group, Inc. since 1997 and was a consultant to The Smith & Wollensky Restaurant Group, Inc. from February 1997 to May 2004. Mr. Zuriff has served on the Board of Directors of Doral Federal Savings Bank since 2001, and became Chairman of its Audit Committee in 2003. Mr. Zuriff also serves as a National Director of "I Have A Dream Foundation." From 1988 to 1997, Mr. Zuriff was the New York representative of the Multi-Commercial Bank in Geneva, Switzerland.

"We are very excited to have Gene join our Board of Directors, as his experience and his in-depth knowledge of finance and real estate makes him an excellent addition to our Board" said Fredric H. Gould, One Liberty's Chief Executive Officer and Chairman of the Board.

One Liberty Properties is a real estate investment trust which invests in commercial real estate, primarily net leased properties, and other real estate related investments.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2005. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg - (516) 466-3100